                                  UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement          [ ]  Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-12

                              EXCO Resources, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

   [X]  No fee required.
   [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   (1)  Title of each class of securities to which transaction applies:

        -----------------------------------------------------------------------

   (2)  Aggregate number of securities to which transaction applies:

        -----------------------------------------------------------------------

   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        -----------------------------------------------------------------------

   (4)  Proposed maximum aggregate value of transaction:

        -----------------------------------------------------------------------

   (5)  Total fee paid:

        -----------------------------------------------------------------------

   [ ]  Fee paid previously with preliminary materials.
   [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   (1)  Amount Previously Paid:

        -----------------------------------------------------------------------

   (2)  Form, Schedule or Registration Statement No.:

        -----------------------------------------------------------------------

   (3)  Filing Party:

        -----------------------------------------------------------------------

   (4)  Date Filed:

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

      (EXCO Logo)

EXCO Resources, Inc.

NOTICE OF 2001
ANNUAL MEETING
OF SHAREHOLDERS
AND PROXY STATEMENT

                          PLEASE COMPLETE, SIGN, DATE
                         AND RETURN YOUR PROXY PROMPTLY

                                            TUESDAY, APRIL 17, 2001
                                            9:00 A.M.
                                            ROYAL OAKS COUNTRY CLUB
                                            7915 GREENVILLE AVENUE
                                            DALLAS, TEXAS

      (EXCO Logo)                     EXCO RESOURCES, INC.
                                      6500 Greenville Avenue - Suite 600, LB 17
                                      Dallas, Texas 75206
                                      (214) 368-2084 - Fax (214) 368-2087

March 19, 2001

Dear EXCO Shareholder:

      You are cordially invited to attend the Annual Meeting of Shareholders of EXCO Resources, Inc. The meeting will be held at 9:00 a.m. on Tuesday, April 17, 2001, at the Royal Oaks Country Club, 7915 Greenville Avenue, Dallas, Texas. Your Board of Directors and management look forward to greeting those of you able to attend in person. We have included a map and directions to the meeting site on the back page of this proxy statement.

      - You will find enclosed a Notice of Meeting that identifies the two proposals to be presented for your action.

      - At the meeting we will present a report on EXCO's 2000 business results and on other matters of current interest to you.

      - You will find enclosed the 2000 Annual Report, which includes our financial statements.

      Your vote is important. The Board of Directors appreciates and encourages shareholder participation in the company's affairs. Whether or not you can attend the meeting, please read the proxy statement carefully, then SIGN, DATE AND RETURN THE ENCLOSED PROXY promptly in the envelope provided, so that your shares will be represented at the meeting.

      On behalf of the Board of Directors, thank you for your cooperation and continued support.

                                       Sincerely,

                                       /s/ DOUGLAS H. MILLER
                                       Douglas H. Miller
                                       Chairman of the Board and Chief Executive
                                       Officer

                              EXCO RESOURCES, INC.
                    6500 Greenville Avenue, Suite 600, LB 17
                              Dallas, Texas 75206

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                           TO BE HELD APRIL 17, 2001

                                ----------------

      The 2001 Annual Meeting of Shareholders of EXCO Resources, Inc. will be held at 9:00 a.m. on April 17, 2001 at the Royal Oaks Country Club, 7915 Greenville Avenue, Dallas, Texas for the following purposes:

          (1) to elect eight directors; and

          (2) to vote on an amendment to the EXCO Resources, Inc. 1998 Stock Option Plan.

      You must be a shareholder of record at the close of business on March 16, 2001 to be entitled to vote at the annual meeting.

      Your participation in the company's affairs is important. Officers of the company will be present to respond to questions from shareholders. To ensure your representation, whether or not you expect to be present at the meeting, please sign and date the enclosed proxy and return it to the company promptly. A stamped envelope has been provided for your convenience. The prompt return of proxies will ensure a quorum and save the company the expense of future solicitation.

                                       By Order of the Board of Directors,

                                       /s/ RICHARD E. MILLER
                                       Richard E. Miller
                                       Vice President, General Counsel and
                                       Secretary

March 19, 2001

                              EXCO RESOURCES, INC.
                    6500 Greenville Avenue, Suite 600, LB 17
                              Dallas, Texas 75206
                           Telephone: (214) 368-2084

                                PROXY STATEMENT
                                      FOR
                         ANNUAL MEETING OF SHAREHOLDERS

                           TO BE HELD APRIL 17, 2001

                                                                  March 19, 2001

                                  INTRODUCTION

       The Board of Directors is soliciting your proxy to encourage your participation in the voting at the annual meeting and to obtain your support on each of the proposals. You are invited to attend the annual meeting and vote your shares directly. However, whether or not you plan to attend, you may vote by proxy, which allows you to direct another person to vote your shares at the meeting on your behalf.

THIS PROXY SOLICITATION

       There are two parts to this solicitation: the proxy card and this proxy statement. The proxy card is the means by which you actually authorize another person to vote your shares in accordance with your instructions. We will begin sending this notice, proxy statement, and proxy card on March 20, 2001, to all shareholders entitled to vote.

       This proxy statement provides you with a variety of information on the proposal and other matters that you may find useful in determining how to vote. It is divided into six sections following this Introduction:

       - "Voting," page 3.

       - "Proposals to be Voted Upon," page 4.

       - "Our Meetings and Committees," page 9.

       - "Certain Relationships Between the Company and Directors, Officers or Shareholders," page 11.

       - "Audit Committee Report," page 13

       - "Executive Compensation," page 14.

       We have supplemented these sections with tables and other information, all of which appear in the appendices beginning on page 18. For your reference, a table showing the performance of the company's stock over the past five years is included in Appendix A.

       The company will pay for soliciting these proxies. Our directors, officers and employees may solicit proxies in person, by telephone or by other electronic means of communication. We have also retained Continental Stock Transfer & Trust Co. to assist in distributing proxy solicitation materials and soliciting proxies at a cost of approximately $1,500, plus reasonable out-of-pocket expenses. We will reimburse brokers and other nominees for reasonable out-of-pocket expenses they incur in forwarding these proxy materials to you if you are a beneficial owner.

THE ANNUAL MEETING

       The annual meeting will be held on Tuesday, April 17, 2001, in Dallas, Texas beginning at 9:00 a.m. All holders of our common stock as of March 16, 2001 or their duly appointed proxies, may attend the annual meeting. If you hold any shares in "street name," that is through a broker or other custodian, you will have to bring a copy of a brokerage or other nominee statement reflecting your stock ownership as of the record date and check in at the registration desk at the annual meeting. A quorum of shareholders is necessary to hold a valid meeting. A majority of the company's common stock must be represented at the annual meeting, whether in person or by proxy, for a quorum to exist.

       Abstentions and broker non-votes will be counted in determining whether or not there is a quorum at the annual meeting. A broker non-vote occurs when a broker votes on some matters on the proxy card but not on others because he does not have the authority to do so. Neither abstentions nor broker non-votes will be counted when tabulating the votes cast on the proposals.

       Representatives of Ernst & Young LLP, the company's independent accountants, are expected to be present at the annual meeting. They will have the opportunity to make a statement at the meeting if they desire to do so and are expected to be available to respond to appropriate questions.

SHAREHOLDER PROPOSALS

       There were no shareholder proposals submitted for the annual meeting. To be considered for presentation at the 2002 Annual Meeting of the Shareholders and to be included in the proxy statement, the company must receive shareholder proposals at its principal executive offices no later than November 20, 2001, which is 120 calendar days prior to the anniversary of this year's mail date, and must be in compliance with all applicable laws and regulations in order to be considered for possible inclusion in the proxy statement and form of proxy for that meeting. Securities and Exchange Commission Rules also establish a different deadline for submission of shareholder proposals that are not intended to be included in the company's proxy statement with respect to discretionary voting. The discretionary vote deadline for the year 2002 annual meeting is February 3, 2002 (45 calendar days prior to the anniversary of the mailing date of this proxy statement). If a shareholder gives notice of such a proposal after this discretionary vote deadline, the company's proxy holders will be allowed to use their discretionary voting authority to vote against the shareholder proposal when and if the proposal is raised at the company's year 2002 annual meeting.

SHAREHOLDERS

       On March 16, 2001, the company had 6,876,791 issued and outstanding shares of common stock, held by approximately 1,180 record shareholders, and the closing price for the company's stock was $17.31. Based on the latest information provided to the company, Ares Leveraged Investment Fund, L.P. and Ares Leveraged Investment Fund II, L.P. beneficially own approximately 10.4% of the company's outstanding common stock, Lord, Abbett & Co. beneficially owns approximately 9.8%, and Douglas H. Miller beneficially owns approximately 9.5%. "Beneficial ownership" means shares over which a person has sole or shared voting or investment power.

       You will find more information regarding the shareholders who own more than 5% of the company's stock in Appendix B.

       You are entitled to one vote at the annual meeting for each share of the company's common stock that you owned of record at the close of business on March 16, 2001. The number of shares you own (and may vote) is listed at the top of the back of the enclosed proxy card.

ANNUAL REPORT

       You should receive our annual report for the year ended December 31, 2000. We have delivered copies of our annual report along with the proxy materials to brokerage firms and other custodians for forwarding to beneficial owners of our common stock.

                                     VOTING

HOW TO VOTE YOUR SHARES

       If you are a record holder, you may vote your shares at the annual meeting in person or by proxy. To vote in person, you must attend the annual meeting and obtain and submit a ballot, which will be provided at the meeting. To vote by proxy, you must complete and return the enclosed proxy card.

       The proxy card is fairly simple to complete, with specific instructions right on the card. By completing and submitting it, you will direct the designated persons (known as "proxies") to vote your shares at the annual meeting in accordance with your instructions. The board has appointed Douglas H. Miller, J. Douglas Ramsey and Richard E. Miller to serve as the proxies for the annual meeting.

       Your proxy will be valid only if you sign, date and return it before the annual meeting. If you complete all of the proxy card except the voting instructions, then the designated proxies will vote your shares "for" the election of the nominated directors. If any nominee for election to the board is unable to serve, which is not anticipated, or if any other matters properly come before the meeting, then the designated proxies will vote your shares in accordance with their best judgment.

       You may revoke your proxy at any time before it is exercised by any of the following means:

       - Notifying the company's secretary in writing;

       - Submitting a later dated proxy; or

       - Attending the annual meeting and voting in person. Your attendance at the annual meeting will not by itself revoke a proxy; you must vote your shares.

       Many of our shareholders hold their stock in "street name," which means that the shares are registered in their brokers', banks' or other nominee holders' names rather than in the shareholders' own names. The street name holder should provide to you, along with these proxy solicitation materials that we have provided to the street name holder, the street name holder's own request for voting instructions. By completing the voting instruction card, you may direct your street name holder how to vote your shares. Alternatively, if you want to vote your street name shares at the annual meeting, you must contact your broker directly in order to obtain a proxy issued to you by your nominee holder. A broker letter that identifies you as a shareholder is not the same as a broker-issued proxy. If you fail to bring a nominee-issued proxy to the annual meeting, you will not be able to vote your nominee-held shares at the annual meeting.

HOW TO VOTE UNDER 401(k) PLANS

       If you are a company employee participating in the company's 401(k) plan, then you may be receiving this material because of shares held for you in the plan. In that case, you may use the enclosed proxy card to instruct the plan trustees how to vote those shares. The trustees will vote the shares in accordance with your instructions and the terms of the plan.

       The plan trustees may vote the shares held for you even if you do not direct them how to vote. The trustees will vote any shares for which they do not receive instructions in the same proportion as they vote the shares for which they receive instructions.

WHERE TO FIND VOTING RESULTS

       The company will publish the voting results in its Quarterly Report on Form 10-Q for the first quarter of 2001, which it will file with the Securities and Exchange Commission in May 2001.

                           PROPOSALS TO BE VOTED UPON

1.      ELECTION OF DIRECTORS

       The first proposal on the agenda for the annual meeting will be the election of eight directors, constituting the entire Board of Directors, to serve for one-year terms beginning at this annual meeting and expiring at the next annual meeting of shareholders. The eight nominees receiving the greatest number of votes cast will be elected. So, if you do not vote for a particular nominee on your proxy card, your vote will not count either "for" or "against" the nominee. A "broker-non-vote" will also have no effect on the outcome since only a plurality of votes actually cast is required to elect a director. Each nominee is currently serving as one of our directors. On August 18, 1998, Mr. Benjamin was designated by OCM Principal Opportunities, L.P. and Jeff M. Moore was designated by Ares Leveraged Investment Fund, L.P. to represent them on the Board of Directors. Effective March 17, 2000, Mr. Moore resigned as a member of our Board of Directors, and did not stand for re-election at last year's Annual Meeting of Shareholders. Following Mr. Moore's resignation, the size of the Board of Directors was reduced to eight seats. Based on an agreement with the company, OCM and Ares have the right to designate one board member each as long as they own at least 10% of our stock. Though Ares owns more than 10% of our stock, Ares has not notified the company of a new designee. Currently, OCM owns less than 10% of our stock. Notwithstanding OCM's current ownership percentage, our Board has nominated Mr. Benjamin for re-election.

       The Board of Directors has nominated:

       - Douglas H. Miller
       - T. W. Eubank
       - J. Douglas Ramsey
       - Jeffrey D. Benjamin
       - Earl E. Ellis
       - J. Michael Muckleroy
       - Boone Pickens
       - Stephen F. Smith

for re-election as directors. You will find information on their holdings of the company's stock in Appendix B.

       DOUGLAS H. MILLER,53, became Chairman and Chief Executive Officer of EXCO in December 1997. Mr. Miller was Chairman of the Board and Chief Executive Officer of Coda Energy, Inc., an independent oil and gas company, from October 1989 until November 1997 and served as a director of Coda from 1987 until November 1997.

       T. W. EUBANK,58, became President, Treasurer and a director of EXCO in December 1997. Mr. Eubank was a consultant to various private companies from February 1996 to December 1997. Mr. Eubank served as President of Coda from March 1985 until February 1996. He was a director of Coda from 1981 until February 1996.

       J. DOUGLAS RAMSEY, PH.D.,40, became Chief Financial Officer and a Vice President of EXCO in December 1997. Dr. Ramsey has been a director of EXCO since March 1998. Dr. Ramsey most recently was Financial Planning Manager of Coda and worked in various capacities for Coda from 1992 until 1997. Dr. Ramsey also taught finance at Southern Methodist University.

       JEFFREY D. BENJAMIN,39, has been a director of EXCO since August 1998. He has been Co-Chief Executive Officer of U. S. Bancorp Libra, a division of U. S. Bancorp Investments, Inc., an investment banking firm since May 1998. From May 1996 to May 1998, Mr. Benjamin was Managing Director at UBS Securities LLC, a securities investment firm. From January 1996 to May 1996, Mr. Benjamin was a Managing Director at Bankers Trust Company, a financial services company.

       EARL E. ELLIS, 59, has been a director of EXCO since March 1998. He served as a Director of Coda from 1992 until 1996. Currently, Mr. Ellis serves as a managing partner of the firm of Benjamin Jacobson &

Sons, LLC, specialists on the New York Stock Exchange. He has been associated with Benjamin Jacobson & Sons, LLC since 1977.

       J. MICHAEL MUCKLEROY, 70, has been a director of EXCO since March 1998. He is currently an independent oil and gas producer and acts as manager of his family's stock portfolios. Mr. Muckleroy served as President of Houston Natural Gas Liquids from 1984 until the end of 1985. From 1985 until his retirement in 1993, Mr. Muckleroy served as Chairman and Chief Executive Officer of Enron Liquid Fuels.

       BOONE PICKENS, 72, has been a director of EXCO since March 1998. Mr. Pickens is currently the Chairman of BP Capital LLC and Pickens Fuel Corp. He was the founder of Mesa, Inc., an independent oil and natural gas exploration and production company, is a graduate of Oklahoma State University with a B.S. in geology and served as a director of Mesa from its inception. From January 1992 to August 1996, he served as Chairman and Chief Executive Officer of Mesa. Mr. Pickens served as a director of Pioneer Natural Resources Company, the successor to Mesa from August 1997 to December 1998.

       STEPHEN F. SMITH, 59, has been a director of EXCO since March 1998. Mr. Smith currently manages his personal venture capital investments. From 1980 to 1996, Mr. Smith was a co-founder, Executive Vice President and Chief Operating Officer of Sandefer Oil and Gas, Inc., an independent oil and gas exploration and production company. From 1996 until present, he has served as President of Energy Consolidation, Inc., a company which, through it's subsidiary Onyx Engineering, Inc., provided engineering services to the refining and chemical industries. Prior to 1980, Mr. Smith was an Audit Partner with Arthur Andersen LLP.

       The Board of Directors recommends that you vote FOR the election of Messrs. Miller, Eubank, Ramsey, Benjamin, Ellis, Muckleroy, Pickens and Smith.

2.      APPROVE AMENDMENT TO 1998 STOCK OPTION PLAN

INTRODUCTION AND SUMMARY

       We are asking for your approval of an amendment to the EXCO Resources, Inc. 1998 Stock Option Plan approved by the shareholders at the 1998 annual meeting. The 1998 Stock Option Plan was adopted for the following purposes:

       - To attract and retain the services of employees, directors and consultants;

       - To provide employees, directors and consultants a proprietary interest in the company;

       - To increase interest in the company's welfare;

       - To furnish an incentive for continued service; and

       - To provide a means to recruit persons to enter employment with the company.

       The two components of the 1998 Stock Option Plan are incentive stock options and non-qualified stock options. The exercise price of all options must be at least the fair market value of the common stock on the day the option is granted. Upon exercising an option, an optionee must pay us the exercise price in cash, check, bank draft, money order, stock or other consideration as determined by the compensation committee. An option may be exercised for a period of no longer than ten years. Any employee or non-employee consultant or director of ours or our subsidiaries or partnerships is eligible to receive an award under the 1998 Stock Option Plan. The compensation committee, which consists of three outside directors, administers the 1998 Stock Option Plan. The committee and the Board of Directors can adjust, cancel and amend awards or the 1998 Stock Option Plan, subject to materiality of the changes. The 1998 Stock Option Plan terminates on March 13, 2008.

TAX CONSEQUENCES OF THE PLAN

       The following is a brief summary of the principal Federal income tax consequences of the grant and exercise of options under the plan.

      WITHHOLDING OF FEDERAL TAXES

       We must withhold federal taxes at applicable rates for any ordinary income realized by a participant from the exercise of non-qualified stock options granted pursuant to the 1998 Stock Option Plan. A participant must pay us these taxes in cash or common stock or we will not send them a common stock certificate.

      NON-QUALIFIED STOCK OPTIONS

       We will not realize federal income tax consequences when we grant a non-qualified stock option. An optionee (an employee, director or consultant) who receives a non-qualified stock option will not have federal income tax consequences when we grant the option. However, upon exercise of a non-qualified stock option, the optionee will recognize income in an amount equal to the difference between the fair market value of the shares on the date of exercise and the exercise price, and we will be entitled to a corresponding deduction.

       The optionee's tax basis for determining gain or loss upon a sale or exchange of shares received upon exercise will be the sum of the exercise price paid and the amount of ordinary income, if any, recognized by the optionee upon exercise of the option. Any gain or loss realized by an optionee on disposition of such shares generally will be a long-term capital gain or loss (if the shares are held as a capital asset for at least one year) and will not result in any tax deduction to us. Long-term capital gains are currently taxed at a maximum rate of 28% if the shares are held between one year and 18 months after the date of exercise and 20% if held for 18 months or longer after the date of exercise. Short-term capital gains are currently taxed as ordinary income.

      INCENTIVE STOCK OPTIONS

       In general, when the committee grants an incentive stock option, under the 1998 Stock Option Plan, the optionee will not recognize income and we will not take a deduction for the grant. When an optionee sells stock received upon exercise of the option provided that the stock is held for more than two years from the date of grant of the option and more than one year from the date of exercise, the optionee will recognize long-term capital gain or loss equal to the difference between the amount realized form the sale and the exercise price of the option related to the stock. Long-term capital gains are currently taxed at a maximum rate of 28% if the shares are held between one year and 18 months after the date of exercise and 20% if held for 18 months or longer after the date of exercise. Short-term capital gains are currently taxed as ordinary income. If these holding period requirements under the Internal Revenue Code are not satisfied, the sale of stock received upon exercise of an incentive stock option is treated as a "disqualifying disposition," and the optionee must notify us in writing of the date and terms of the disqualifying disposition.

       In general, the optionee will recognize ordinary income at the time of a disqualifying disposition equal to the amount by which the lesser of:

       - the fair market value of the common stock on the date the incentive stock option is exercised, or

       - the amount realized on such disqualifying disposition,

exceeds the exercise price.

       Upon a disqualifying disposition, if the fair market value of the common stock on the exercise date of an incentive stock option exceeds this amount realized, then the optionee will recognize a capital gain. Likewise, an optionee will recognize a capital loss to the extent the exercise price exceeds the amount realized on disposition. Any capital gain or loss recognized by the optionee will be long-term or short-term depending upon the holding period for the stock sold. We may claim a deduction at the time of the disqualifying disposition equal to the amount of the ordinary income the optionee recognizes.

       Although an optionee will not realize ordinary income upon the exercise of an incentive stock option, the excess of the fair market value of the shares acquired at the time of exercise over the option price is included in "alternative minimum taxable income" for purposes of calculating the optionee's alternative minimum tax, if any, pursuant to Section 55 of the Internal Revenue Code.

      OTHER TAX MATTERS

       If unmatured installments of awards are accelerated as a result of a change of control, any amounts received from the exercise by an optionee of a stock option may be included in determining whether or not the optionee has received an excess parachute payment under Section 280G of the Internal Revenue Code, which could result in:

       - the imposition of a 20% Federal excise tax (in addition to Federal income tax) payable by the participant on the cash resulting from such exercise; and

       - the loss by us of a compensation deduction.

       Ordinary income is currently taxed at five rates, depending upon a taxpayer's income level: 15%, 28%, 31%, 36% and 39.6%.

REASON FOR AMENDMENT

       Since the adoption of the 1998 Stock Option Plan at the 1998 annual meeting of shareholders, we increased the number of authorized shares of common stock for option grants to 1,600,000. This increase was approved at the 1999 Annual Meeting of Shareholders. To date, we have granted options covering 1,769,246 shares to our employees, executive officers, and directors, of which options covering 339,095 shares have been exercised, and 48,237 shares have expired or been canceled.

       During 2000, we granted options covering 414,637 shares to our employees, including 81,500 shares to our executive officers. Three of our executive officers are also members of our Board of Directors. These executive officers were granted options covering 30,000 shares in 2000. These options were granted under the 1998 Stock Option Plan, as amended in 1999. The options have ten year terms and a vesting schedule of 25% immediately and 25% per year for each of the three following years. During 2000, recipients including directors, exercised options covering a total of 48,000 shares. Because the number of options granted, but not canceled, pursuant to the terms of the 1999 amendment to the 1998 Stock Option Plan exceeds by 121,009 shares, the maximum amount approved by shareholders under the 1999 amendment, the grant of these excess options are subject to your approval. If you do not approve this amendment, then we will not be able to continue with our strategy to incentivize our employees under terms of the 1998 Stock Option Plan.

       (For more details on the grant of options, refer to the Compensation Committee Report on page 15.)

       The proposed amendment will not alter any features of the 1998 Stock Option Plan as summarized above.

MATERIAL FEATURES OF THE AMENDMENT

       We request shareholder approval to make all changes to the 1998 Stock Option Plan that the Board of Directors and the compensation committee deem necessary, appropriate or desirable to accomplish the amendment as adopted by the Board of Directors and as described below:

       The 1998 Stock Option Plan as amended in 1999 authorizes 1,600,000 shares of common stock for option grants. The current amendment to the 1998 Stock Option Plan will provide for 2,200,000 shares of common stock for grants, including grants of shares and options under the 1998 Director Compensation Plan.

       Any shareholder may obtain a copy of the current 1998 Stock Option Plan by writing to EXCO Resources, Inc., 6500 Greenville Avenue, Suite 600, LB 17, Dallas, TX, 75206, Attention: Corporate Secretary. Requests may also be made by fax to (214) 368-2087.

       The affirmative vote of the majority of the shares present in person or by proxy and entitled to vote is required to approve the amendment. So, if you "abstain" from voting, it has the same effect as if you voted "against" the proposal. If your broker does not vote your shares, such broker non-votes do not count as "shares present." This means a broker non-vote would reduce the number of affirmative votes that are necessary to approve the proposal.

       The Board of Directors recommends that you vote FOR the amendment to the company's 1998 Stock Option Plan.

OUR INDEPENDENT ACCOUNTANTS

       Ernst & Young LLP served as our independent accountants for fiscal years 1997, 1998, 1999 and 2000. The company has been informed by Ernst & Young LLP that they are independent with respect to the company within the meaning of the applicable published rules and regulations of the Securities and Exchange Commission, the pronouncements of the Independence Standards Board, and Rule 101 of the American Institute of Certified Public Accountants' Code of Professional Conduct, its interpretations and rulings.

       The audit committee recommended to the board that Ernst & Young be reappointed for fiscal year 2001, and the board has reappointed Ernst & Young. Fees for the 2000 annual audit are expected to be $65,000, and all other fees incurred in 2000 were $195,700 which consisted of audit related services of $54,700 and nonaudit services of $141,000. Audit related services include fees for business acquisitions, accounting consultations and SEC registration statements.

       A representative of Ernst & Young will attend the annual meeting to answer your questions.

OTHER MATTERS

       Neither the company nor its directors intend to bring before the annual meeting any matters other than the election of the eight directors and the amendment of the stock option plan.

                          OUR MEETINGS AND COMMITTEES

       During 2000, the Board of Directors held 7 meetings and took action by written consent 3 times. All directors attended at least 75% of both their board and committee meetings in 2000.

AUDIT COMMITTEE

       The audit committee of the Board of Directors was established in 1998 and consisted of Earl E. Ellis, Jeff M. Moore and Stephen F. Smith. Concurrent with the resignation of Mr. Moore from our Board of Directors effective March 17, 2000, Mr. Moore also resigned as a member of our audit committee. Messrs. Ellis and Smith continue to serve as members of the committee. Messrs. Ellis and Smith are independent directors, and Mr. Moore was an independent director, as required by Rule 4200 (a)(15) of the listing standards of the National Association of Securities Dealers. During 2000, the audit committee held 2 meetings. On March 16, 2000, the Board of Directors approved for adoption an Audit Committee Charter. As a result of Mr. Moore's resignation, and the adoption by our Board of Directors of the Audit Committee Charter which requires that the committee consist of three independent directors, the Board of Directors appointed Jeffrey D. Benjamin to the audit committee on December 5, 2000. Pursuant to the Audit Committee Charter, the duties of the audit committee are generally:

       - To recommend to the board, independent auditors to audit annually the company's books and records;

       - To provide an open avenue of communication between management, the independent auditors and the Board of Directors;

       - To review the activities of and reports of the company's independent auditors;

       - To review the activities of the company's internal audit staff and the adequacy of the company's internal controls;

       - To review the financial information contained in the company's filings with the Securities and Exchange Commission; and

       - To report the results of its reviews to the Board of Directors.

COMPENSATION COMMITTEE

       The board also has a standing compensation committee, consisting of Jeffrey D. Benjamin, J. Michael Muckleroy and Boone Pickens (all outside directors). During 2000, the compensation committee held 2 meetings. The duties of the compensation committee are generally:

       - To recommend to the board the remuneration arrangements for senior management and directors;

       - To recommend to the board compensation plans in which officers or directors are eligible to participate;

       - To grant awards under the company's stock option plan; and

       - To administer the director compensation plan.

NOMINATING COMMITTEE

       The company has no nominating committee. The Board of Directors as a whole oversees the nominating function. If you desire to nominate a director you should forward your nomination to the company's secretary.

DIRECTOR COMPENSATION

       All directors of the company receive directors' fees of $15,000 per year, payable quarterly. In 2000, Dr. Ramsey took one-fourth of his fees in cash and three-fourths in common stock of the company, while the rest of the directors took all of their fees in common stock of the company. Each director also receives an option to purchase 50,000 shares of common stock when the director is initially elected or appointed to the board. In addition, the company reimburses its directors for expenses, including travel, they incur in connection with attending board or committee meetings.

                   CERTAIN RELATIONSHIPS BETWEEN THE COMPANY
                    AND DIRECTORS, OFFICERS OR SHAREHOLDERS

       DOUGLAS H. MILLER. Mr. D. H. Miller, a director and executive officer, received a loan in the form of a promissory note from the company for $450,000 on September 15, 1998, which remains outstanding as of March 16, 2001. The loan is secured by a pledge of 75,000 shares of Mr. D. H. Miller's common stock in the company. The pledged stock is worth approximately $1,298,400. The company loaned the money to Mr. Miller in order to enable him to exercise options granted to him under the 1998 Stock Option Plan. Mr. Miller is obligated to pay the company accrued interest at the lower of either 6.8125% or the maximum nonusurious annual interest rate allowed under Texas law. The accrued interest must be paid annually on the anniversary of the loan date. The unpaid principal balance of the loan is due and payable on September 15, 2001.

       Mr. D. H. Miller also received a loan in the form of a promissory note from the company for $465,625 on November 29, 1999, which remains outstanding as of March 16, 2001. The loan is secured by a pledge of 77,500 shares of Mr. D. H. Miller's common stock in the company. The pledged stock is worth approximately $1,341,700. The company loaned the money to Mr. Miller in order to enable him to exercise options granted to him under the 1998 Stock Option Plan. Mr. Miller is obligated to pay the company accrued interest at the lower of either 7.0% or the maximum nonusurious annual interest rate allowed under Texas law. The accrued interest must be paid annually on the anniversary of the loan date. The unpaid principal balance of the loan is due and payable on November 29, 2002.

       T. W. EUBANK. Mr. Eubank, a director and executive officer, received a loan in the form of a promissory note from the company for $225,000 on September 15, 1998 which remains outstanding as of March 16, 2001. The loan is secured by a pledge of 37,500 shares of Mr. Eubank's common stock in the company. The pledged stock is worth approximately $649,200. The company loaned the money to Mr. Eubank in order to enable him to exercise options granted to him under the 1998 Stock Option Plan. Mr. Eubank is obligated to pay the company accrued interest at the lower of either 6.8125% or the maximum nonusurious annual interest rate allowed under Texas law. The accrued interest must be paid annually on the anniversary of the loan date. The unpaid principal balance of the loan is due and payable on September 15, 2001.

       Mr. Eubank also received a loan in the form of a promissory note from the company for $240,625 on November 29, 1999, which remains outstanding as of March 16, 2001. The loan is secured by a pledge of 40,000 shares of Mr. Eubank's common stock in the company. The pledged stock is worth approximately $692,500. The company loaned the money to Mr. Eubank in order to enable him to exercise options granted to him under the 1998 Stock Option Plan. Mr. Eubank is obligated to pay the company accrued interest at the lower of either 7.0% or the maximum nonusurious annual interest rate allowed under Texas law. The accrued interest must be paid annually on the anniversary of the loan date. The unpaid principal balance of the loan is due and payable on November 29, 2002.

       J. DOUGLAS RAMSEY. Dr. Ramsey, a director and executive officer, received a loan in the form of a promissory note from the company for $150,000 on September 15, 1998, which remains outstanding as of March 16, 2001. The loan is secured by a pledge of 25,000 shares of Dr. Ramsey's common stock in the company. The pledged stock is worth approximately $432,800. The company loaned the money to Dr. Ramsey in order to enable him to exercise options granted to him under the 1998 Stock Option Plan. Dr. Ramsey is obligated to pay the company accrued interest at the lower of either 6.8125% or the maximum nonusurious annual interest rate allowed under Texas law. The accrued interest must be paid annually on the anniversary of the loan date.

The unpaid principal balance of the loan is due and payable on September 15, 2001.

       Under the terms of each of the promissory notes, Messrs. D. H. Miller, Eubank and Ramsey have timely paid all accrued interest due and payable.

       J. MICHAEL MUCKLEROY. Mr. Muckleroy, a director, owns working, royalty, and overriding royalty interests in some wells operated by us. Mr. Muckleroy does not receive payments in excess of $60,000 per year from these interests.

       RICHARD E. MILLER. Mr. R. E. Miller, Vice President, Secretary and General Counsel of the company owns working and royalty interests in some wells operated by us. Mr. R. E. Miller does not receive payments in excess of $60,000 per year from these interests.

      ARES MANAGEMENT, L.P. AND OAKTREE CAPITAL MANAGEMENT, LLC

       On July 16, 1998, we commenced a rights offering to our existing shareholders. Each shareholder received ten rights for each share of our common stock held. Each right entitled the shareholder to purchase one share of common stock for $6.00 per share. We also executed agreements with Ares Leveraged Investment Fund, L.P. and OCM Principal Opportunities Fund, L.P. to act as standby purchasers.

       As a condition to the standby purchase, we granted both Ares and OCM the right to nominate one person to serve on our board of directors as long as they own at least 10% of our stock. Mr. Jeffrey D. Benjamin, representative of OCM, is currently a director and has been renominated for election at this annual meeting. Mr. Jeff M. Moore, the representative of Ares, was a director until his resignation from the Board of Directors on March 17, 2000. Though Ares owns more than 10% of our stock, Ares has not notified us of a new designee. As of March 13, 2001, OCM no longer owns more than 10% of our stock.

       The rights offering concluded on August 12, 1998, and resulted in the sale of 5,943,360 shares of the company's common stock at $6.00 per share for total gross proceeds to the company in the amount of approximately $35.7 million (net $35.2 million). For more information regarding the share ownership of directors and executive officers please review Appendix B.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

       Section 16(a) of the Securities Exchange Act of 1934 requires the company's executive officers, directors and persons who own more than 10% of the company's stock to file reports with the Securities and Exchange Commission and to provide copies to us of ownership and changes in ownership. The SEC regulations require the company to identify anyone who filed a required report late during the most recent fiscal year. Based upon a review of our records, we believe that all 2000 filing requirements were timely met.

                             AUDIT COMMITTEE REPORT

      The audit committee of the Board of Directors, which was established in 1998, oversees the external audit of the company's financial statements and reviews the audit, control and financial reporting procedures of the company. A full description of the activities of the audit committee is contained in the Audit Committee Charter. For 2000 and for the purposes of this report, the audit committee was composed of Jeffrey D. Benjamin, Earl E. Ellis and Stephen F. Smith.

      In 2000, the audit committee met with representatives of Ernst & Young LLP, the company's independent accountants, to review the results of the 1999 audit and to review the scope of the 2000 audit.

      In March 2001, the audit committee met with Ernst & Young to review the results of the 2000 audit. The committee will meet with Ernst & Young again in 2001 to review the scope of the 2001 audit. At the March 2001 meeting, the committee reviewed the results of the 2000 audit with the members of the Ernst & Young engagement team. The committee also discussed the 2000 audited financial statements and the results of the 2000 audit with the company's management.

      During the March 2001 meeting, the audit committee discussed the matters required to be discussed by Statements on Auditing Standards No. 61 with Ernst & Young, including the restrictions on ownership of securities imposed as part of the independence standards that the Ernst & Young engagement team must observe. The committee received during the March 2001 meeting the written disclosures and letter from Ernst & Young required by Independence Standards Board Standard No.
1. Standard No. 1 requires auditors to communicate, in writing, at least annually all relationships between the auditor and the company that, in the auditor's professional judgment, may reasonably be thought to affect the auditor's independence. The committee has received this written disclosure and has discussed with Ernst & Young its independence and has considered the amount of other fees in relation to the audit fees and its impact on independence.

      Based upon these reviews, discussions and disclosures, the audit committee made a recommendation to the Board of Directors that the 2000 audited financial statements be included in the company's Annual Report on Form 10-K for the year ending December 31, 2000.

                                       By the Audit Committee:

                                       Jeffrey D. Benjamin
                                       Earl E. Ellis
                                       Stephen F. Smith

                                       By Order of the Board of Directors,

                                       Douglas H. Miller
                                       Chairman of the Board and Chief Executive
                                       Officer

March 16, 2001

                             EXECUTIVE COMPENSATION

       This section provides summary information regarding the compensation of Douglas H. Miller, Chairman, and the four most highly compensated officers other than Mr. D. H. Miller: T. W. Eubank, President; J. Douglas Ramsey, Chief Financial Officer; Richard E. Miller, General Counsel; and Charles R. Evans, Vice President.

       This section also includes a report of the Board's compensation committee (see page 15), which discusses the general compensation principles used by the committee, as well as the specific factors used to determine Mr. D. H. Miller's and Mr. Eubank's compensation.

       You will find additional information regarding executive officers' salaries, bonuses, options and other compensation in Appendix C.

SALARY AND BONUS

       Messrs. D. H. Miller, Eubank, Ramsey, R. E. Miller, and Evans had their salaries reviewed in 2000. This is consistent with the company's compensation principles for executive officers (which are described in more detail in the compensation committee's report).

       In 2000, Messrs. D. H. Miller, Eubank, Ramsey, R. E. Miller and Evans received bonuses of approximately 20% of their 2000 gross salaries.

STOCK OPTIONS

       The company awarded 52,500 options to these executive officers in 2000.

OTHER COMPENSATION AND BENEFITS

       This group of executive officers receives medical, group life insurance and other benefits (including matching contributions under the company's 401(k) plans) that are available generally to all of the company's salaried employees.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

      The compensation committee of the Board of Directors, which was established in 1998, oversees the company's executive compensation program and approves the base salaries and incentive bonuses of the senior executive officers. For 2000 and for purposes of this report, the compensation committee was composed of Jeffrey D. Benjamin, J. Michael Muckleroy and Boone Pickens.

          EXECUTIVE COMPENSATION -- PHILOSOPHY AND PROGRAM COMPONENTS

      The company's philosophy is to provide a comprehensive compensation program to attract, retain and reward key members of management who contribute to the company's success and to motivate the management team in the development and execution of current and long-term business strategies and goals. The three primary components of executive compensation are: base salary, cash bonuses and stock incentives. Stock options are made available to key employees under the EXCO Resources, Inc. 1998 Stock Option Plan. Executives also participate in certain benefit plans available to all salaried employees. The company believes that a significant portion of the executive officers' compensation should be placed at risk and, in keeping with that objective, a substantial portion of the compensation package is comprised of a performance-based cash bonus. Incentive stock options awarded from time to time under the stock option plan are another important risk-related compensation element. The company believes that employee ownership of the company's stock is one of the most effective ways to align employee and shareholder interests in the mutual goal of creating value for our shareholders. During 2000, the committee directed management to submit a proposal to recommend levels of stock ownership for key members of management.

BASE SALARY

      In 2000, base salaries for senior executive officers were based upon the individual's responsibilities, experience and expected performance, taking into account, among other things, the individual's initiative, contributions to the company's overall performance, managerial ability and handling of special projects. These same factors are applied by the Chairman and President, with the assistance of the senior executive officers to establish base salaries for other key management employees. Base salaries for senior executives generally are reviewed periodically for possible adjustment, but are not necessarily changed that often. The committee also uses industry comparisons to ensure that the base salaries of the senior executive officers remain competitive in keeping with the objective of retaining key members of management. Effective January 1, 2001, merit-related increases in base salaries were granted to Messrs. D. H. Miller, Eubank, Ramsey, R. E. Miller and Evans, who received raises of 200%, 100%, 50%, 20% and 50%, respectively. With the exception of R. E. Miller, none of the other named executive officers had received salary increases since joining the company. R. E. Miller received an increase of 25% in July 1999.

CASH AND STOCK OPTION BONUSES

      The compensation committee reviewed the 2000 bonus awards to the employees that were recommended by the Chairman and the President. These bonus awards consist of cash, stock options, or both. The awards are based on company-wide annual financial performance. After considering the company's progress during the 2000 calendar year the committee approved them without change.

      In March 1998, the company adopted the 1998 Stock Option Plan. The stated purpose of the stock option plan is to provide financial incentives to selected employees of the company and its subsidiaries to promote long-term growth and financial success of the company by:

      - attracting and retaining employees of outstanding ability;

      - strengthening the company's capability to develop, maintain and direct a competent management team;

      - providing an effective means for selected employees to acquire an ownership interest in the company;

      - motivating key employees to achieve long-range performance goals and objectives; and

      - providing incentive compensation competitive with other similar companies.

The compensation committee administers the stock option plan and makes grants under this plan, however, the full Board of Directors makes grants to senior executive officers who are also directors. All grants under the stock option plan are approved by a majority of the members of the committee or the Board of Directors, as the case may be, who are "disinterested persons" as that term is used in Rule 16b-3 of the Securities and Exchange Commission. Awards under the stock option plan can consist of incentive stock options and non-qualified stock options.

      In 2000, we granted options covering 414,637 shares to employees, including executive officers, under the terms of the 1998 Stock Option Plan. The compensation committee believes that the total shares granted to all employees, including executive officers, are in the median competitive range of total shares granted by comparable companies in relation to total outstanding company shares. Directors and employees exercised options covering a total of 48,000 shares in 2000.

      At various times in the past, the company has adopted certain broad-based employee benefit plans in which the senior executive officers and other key management employees have been permitted to participate, including the employees' 401(k) savings plan and the life and health insurance benefit plans available to all salaried employees. Other than with respect to common stock held as an investment option under the 401(k) savings plan, benefits under these plans are not directly or indirectly tied to the company's performance.

CHIEF EXECUTIVE OFFICER COMPENSATION

      For fiscal year 2000, a cash bonus of $20,000, and a stock option bonus of 10,000 shares was paid to Mr. D. H. Miller. As with all senior executive officers, Mr. Miller's bonus compensation, as determined by the compensation committee, is linked to individual performance and the company's profitability. In light of the leadership required to implement the company's strategic objectives, the compensation committee believes that Mr. D. H. Miller's total compensation was reasonable and appropriate.

      The total compensation for the fiscal year 2000 for our named executive officers, Messrs. D. H. Miller, Eubank, Ramsey, R. E. Miller and Evans, is shown in Appendix C.

                                       By the Compensation Committee:

                                       Jeffrey D. Benjamin
                                       J. Michael Muckleroy
                                       Boone Pickens

                                       By Order of the Board of Directors,

                                       Douglas H. Miller
                                       Chairman of the Board and Chief Executive
                                       Officer

March 16, 2001

                        APPENDIX A -- PERFORMANCE GRAPH

      The following graph compares the cumulative total return (what $100 invested in 1995 would be worth today) on the company's common stock with the cumulative total return on the S&P 500 Index and the SIC Code Index for crude petroleum and natural gas stocks. The comparisons in this table are required by the Securities and Exchange Commission and are not a forecast of future performance of the common stock or the referenced indexes.

                     COMPARE 5-YEAR CUMULATIVE TOTAL RETURN
                          AMONG EXCO RESOURCES, INC.,
                        S&P 500 INDEX AND SIC CODE INDEX

                              (PERFORMANCE GRAPH)

                        1995      1996      1997      1998      1999      2000
                        ----      ----      ----      ----      ----      ----
EXCO Resources, Inc.    100.0     189.3     215.1     249.5     249.5     537.6
SIC Code Index          100.0     133.0     134.8     108.0     131.9     167.5
S&P 500 Index           100.0     123.0     164.0     210.8     255.2     232.0

                           APPENDIX B -- SHAREHOLDERS

      This Appendix B contains shareholder information for persons known to the company to be large shareholders (5% or more), directors, or executive officers of the company.

      Ownership of the company's common stock is shown in terms of "beneficial ownership." A person generally "beneficially owns" shares if he has either the right to vote those shares or dispose of them. More than one person may be considered to beneficially own the same shares.

      In this proxy statement, unless otherwise noted, a person has sole voting and dispositive power for those shares shown as beneficially owned by him. Shares shown as beneficially owned by the company's executive officers include shares that they have the right to acquire by exercising options on or before May 31, 2001. The percentages shown in this proxy statement compare the person's beneficially owned shares plus shares that can be acquired by that person from exercising options on or before May 31, 2001, with the total number of shares of the company's common stock outstanding on March 16, 2001 (6,876,791 shares) plus shares that can be acquired by that person from exercising options on or before May 31, 2001.

CERTAIN SHAREHOLDERS

      The following table shows the beneficial ownership of the company's common stock as of March 16, 2001, and in the case of Douglas H. Miller, shares that also can be acquired by exercising options on or before May 31, 2001, for persons known to the company to own five percent or more of the company's common stock.

                                                                    SHARES
                                                              BENEFICIALLY OWNED
                                                              -------------------
                     NAMES AND ADDRESS                        NUMBER      PERCENT
------------------------------------------------------------  -------     -------
Ares Leveraged Investment Fund, L.P.........................  712,419     10.4%
Ares Leveraged Investment Fund II, L.P.
1999 Avenue of the Stars, #1900
Los Angeles, California 90067

Lord, Abbett & Co...........................................  670,700      9.8%
767 Fifth Avenue
New York, New York 10153

Douglas H. Miller...........................................  661,762      9.5%
EXCO Resources, Inc.
6500 Greenville Avenue, Suite 600, LB 17
Dallas, Texas 75206

DIRECTORS AND EXECUTIVE OFFICERS

      The following table contains stockholder information for the nominees for election as directors, the company's executive officers listed in Appendix C and the directors and executive officers as a group.

                                                                   SHARES OF
                                                                 COMMON STOCK
                                                              BENEFICIALLY OWNED
                                                              -------------------
                            NAME                               NUMBER     PERCENT
------------------------------------------------------------  ---------   -------
Douglas H. Miller (2)(8)....................................    661,762     9.5%

T. W. Eubank (9)............................................    191,898     2.8%

J. Douglas Ramsey (10)......................................    127,440     1.8%

Jeffrey D. Benjamin (3)(6)..................................     93,915     1.4%

Earl E. Ellis (7)...........................................    256,064     3.7%

J. Michael Muckleroy (4)(6).................................    108,714     1.6%

Boone Pickens (6)...........................................    142,464     2.1%

Stephen F. Smith (6)........................................     90,764     1.3%

Charles R. Evans (5)(11)....................................     53,702      (1)

Richard E. Miller (12)......................................     35,414      (1)

All directors and executive officers as a group (14
  persons)..................................................  1,934,854    26.6%

---------------
            (1)  Less than 1%.
            (2) Does not include 16,500 shares owned by The Miller Children's Trust of which Mr. D. H. Miller is neither the trustee nor the beneficiary.
            (3) Excludes 800,000 shares held by OCM Principal Opportunities Fund, L.P. of which shares he disclaims beneficial ownership.
            (4) Includes 60,000 shares held by Paine Webber, Inc. Cust FBO Richard Sinz Marital Trust and Paine Webber, Inc., Cust FBO Dorothy Sinz, for both of which Mr. Muckleroy is trustee.
            (5) Includes 200 shares held by Mr. Evans as custodian for his children.
            (6) Includes 37,500 shares currently exercisable under the 1998 Director Compensation Plan.
            (7) Includes 12,500 shares currently exercisable under the 1998 Director Compensation Plan.
            (8) Includes 87,500 shares currently exercisable under the 1998 Stock Option Plan.
            (9) Includes 50,000 shares currently exercisable under the 1998 Stock Option Plan.
            (10) Includes 65,000 shares currently exercisable under the 1998
                 Stock Option Plan.
            (11) Includes 51,366 shares currently exercisable under the 1998
                 Stock Option Plan.
            (12) Includes 33,698 shares currently exercisable under the 1998
                 Stock Option Plan.

      The following is a brief description of the business background of all of our executive officers. For the business background of our directors, including those directors who are also executive officers, see Section 1 -- Election of Directors.

      W. ANDY BRACKEN, CPA, 36, joined the company in October 1998 and became the Controller of EXCO in April 2000. Mr. Bracken was a trust and operational internal auditor for Bank One, Louisiana, N.A. from April 1991 to April 1996 and NationsBank, N.A. from April 1996 to April 1997. He then served as an accounting manager for Bank One, Texas, N.A. from April 1997 to October 1998.

      CHARLES R. EVANS, 47, joined the company in February 1998, became a Vice President in March 1998, and was named Chief Operating Officer in December 2000. Mr. Evans graduated from Oklahoma University with a B.S. degree in Petroleum Engineering in 1976. After working for Sun Oil Co., he joined TXO Production Corp. in 1979 and was appointed Vice President of Engineering and Evaluation in 1989 and Vice President of Engineering and Project Development for Delhi Gas Pipeline Corporation, a natural gas gathering, processing and marketing company, in 1990. Mr. Evans most recently was Director-Environmental Affairs and Safety for Delhi until December 1997.

      RICHARD L. HODGES, 49, became a Vice President of EXCO in October 2000. He began his career with Texaco Inc. and has served in various land management capacities with several independent oil and gas companies during the past 27 years. He most recently served as Vice President of Land for Central Resources, Inc. until the acquisition by EXCO of the Central properties in September 2000.

      JOHN D. JACOBI, 46, became a Vice President of EXCO in February 1999. He co-founded Jacobi-Johnson Energy, Inc., an independent oil and natural gas producer, in 1991 and was its President until January 1997. He then served as its Vice President and Treasurer until May 8, 1998, when the company was sold to EXCO.

      DANIEL A. JOHNSON, 49, became a Vice President of EXCO in February 1999. In 1991, he co-founded Jacobi-Johnson Energy, Inc., an independent oil and natural gas producer. He served as its President from January 1997 until the company was sold to EXCO on May 8, 1998.

      RICHARD E. MILLER, 47, became our General Counsel, General Land Manager and Secretary in December 1997 and became a Vice President in December 2000. Mr. Miller was a senior partner and head of the Energy Section of Gardere & Wynne, L.L.P., a Dallas based law firm, from December 1991 to September 1994. Mr. Miller practiced law as a sole practitioner from September 1994 to December 1997.

                      APPENDIX C -- EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

      The following table provides compensation information for the fiscal years 1998, 1999 and 2000 for the company's Chief Executive Officer, Douglas H. Miller, and the four most highly compensated executive officers other than Mr.
D. H. Miller: T. W. Eubank, J. Douglas Ramsey, Richard E. Miller, and Charles R. Evans.

                                                                                             LONG-TERM
                                                                                            COMPENSATION
                                                                                               AWARDS
                                                          ANNUAL COMPENSATION               ------------
                                               ------------------------------------------    SECURITIES
                                               FISCAL                        OTHER ANNUAL    UNDERLYING     ALL OTHER
         NAME AND PRINCIPAL POSITION            YEAR     SALARY     BONUS    COMPENSATION     OPTIONS      COMPENSATION
---------------------------------------------  ------   --------   -------   ------------   ------------   ------------
                                                         ($)(1)      ($)         ($)           (#)(2)         ($)(3)
Douglas H. Miller............................   2000    $100,000   $20,000       $ --          10,000         $4,200
Chairman and                                    1999    $100,000   $10,000       $ --          20,000         $2,000
Chief Executive Officer                         1998    $103,562   $10,000       $ --         250,000         $   --

T. W. Eubank.................................   2000    $100,000   $20,000       $ --          10,000         $4,000
President and Treasurer                         1999    $100,000   $10,000       $ --          20,000         $2,000
                                                1998    $103,562   $10,000       $ --         100,000         $   --

J. Douglas Ramsey............................   2000    $100,000   $20,000       $ --          10,000         $4,200
Vice President and                              1999    $100,000   $10,000       $ --          20,000         $2,000
Chief Financial Officer                         1998    $100,000   $10,000       $ --          50,000         $   --

Richard E. Miller............................   2000    $125,000   $25,000       $ --          12,500         $4,200
Vice President, Secretary                       1999    $111,458   $11,146       $ --          21,146         $2,000
and General Counsel                             1998    $100,000   $10,000       $ --          50,000         $   --

Charles R. Evans.............................   2000    $100,000   $20,000       $ --          10,000         $4,200
Vice President and                              1999    $100,000   $20,000       $ --          18,487         $2,000
Chief Operating Officer                         1998    $ 84,872   $ 8,520       $ --          50,000         $   --

---------------
(1) Includes $3,562 each for services rendered and not paid in 1997 to Messrs.
    D. H. Miller and Eubank. Their salaries for 1998 were $100,000. Includes salary reduction elections made under the company's 401(k) plan for salaried employees.
(2) Does not include options granted to Messrs. D. H. Miller, Eubank and Ramsey under the 1998 Director Compensation Plan.
(3) Includes the company's matching contributions under the company's 401(k) plan.

      The compensation described in this table does not include medical, group life insurance or other benefits that are available generally to all of the company's salaried employees. It also does not include certain perquisites and other personal benefits, securities or property received by these executive officers, not material in amount.

OPTION GRANTS IN FISCAL 2000

                                                                                INDIVIDUAL GRANTS
                                                         ---------------------------------------------------------------
                                                         NUMBER OF     % OF TOTAL
                                                         SECURITIES     OPTIONS
                                                         UNDERLYING    GRANTED TO    EXERCISE                 GRANT DATE
                                                          OPTIONS     EMPLOYEES IN     PRICE     EXPIRATION    PRESENT
                         NAME                             GRANTED     FISCAL YEAR    PER SHARE      DATE      VALUE (2)
-------------------------------------------------------  ----------   ------------   ---------   ----------   ----------
Douglas H. Miller......................................    10,000(1)      2.4%        $15.125     12/05/10     $72,600

T. W. Eubank...........................................    10,000(1)      2.4%        $15.125     12/05/10     $72,600

J. Douglas Ramsey......................................    10,000(1)      2.4%        $15.125     12/05/10     $72,600

Richard E. Miller......................................    12,500(1)      3.0%        $15.125     12/05/10     $90,750

Charles R. Evans.......................................    10,000(1)      2.4%        $15.125     12/05/10     $72,600

---------------

(1) These options were granted on December 5, 2000, and become exercisable for 25% of the shares on December 5, 2000, 25% on December 5, 2001, 25% on December 5, 2002, and 25% on December 5, 2003. If a change in control of the company occurs, the options become exercisable in full.

(2) We calculated this amount using the Black-Scholes option pricing model, a complex mathematical formula that uses six different market-related factors to estimate the value of stock options. The factors are the fair market value of the stock at date of grant, option exercise price, option term, risk-free rate of return, stock volatility and dividend yield. The Black-Scholes model generates an estimate of the value of the right to purchase a share of stock at a fixed price over a fixed period. The actual value, if any, an executive realizes will depend on whether the stock price at exercise is greater than the grant price, as well as the executive's continued employment through the three-year vesting period and the 10-year option term. The following assumptions were used to calculate the Black-Scholes value:

   Fair market value of stock at   =    $15.125 for options granted on December 5,
    date of grant                       2000

   Option exercise price           =    $15.125 for options granted on December 5,
                                        2000

   Option term                     =    10 years

   Risk-free rate of return        =    Based on 10-year U.S. Treasury Notes

   Company stock volatility        =    Based on daily stock prices from January 1,
                                        1998 through December 31, 2000

   Company dividend yield          =    0%

   Calculated Black-Scholes value  =    $7.26 per option for those granted on
                                        December 5, 2000

There is no assurance that the value received by the named executive officers or the company's shareholders will be at or near the estimated value derived by the Black-Scholes model.

OPTION VALUES AT FISCAL YEAR END

      The following table shows the number of shares covered by both exercisable and non-exercisable stock options held by Messrs. D. H. Miller, Eubank, Ramsey,
R. E. Miller, and Evans as of December 31, 2000. This table also shows the value on that date of their "in-the-money" options, which is the positive spread, if any, between the exercise price of existing stock options and $15.125 per share (the closing market price of the common stock on December 31, 2000).

                                                                     NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                             SHARES                 UNDERLYING UNEXERCISED         IN-THE-MONEY OPTIONS
                                            ACQUIRED    VALUE     OPTIONS AT FISCAL YEAR-END        AT FISCAL YEAR-END
                                               ON      REALIZED   ---------------------------   ---------------------------
                                            EXERCISE    (LOSS)                (#)                           ($)
                                            --------   --------   ---------------------------   ---------------------------
                   NAME                       (#)        ($)      EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
------------------------------------------  --------   --------   -----------   -------------   -----------   -------------
Douglas H. Miller.........................     --         --        85,000         92,500        $794,688       $820,625

T. W. Eubank..............................     --         --        47,500         55,000        $433,750       $461,688

J. Douglas Ramsey.........................     --         --        62,500         42,500        $577,500       $339,375

Richard E. Miller.........................     --         --        51,198         32,448        $463,015       $225,515

Charles R. Evans..........................     --         --        49,244         29,243        $450,100       $211,966

                     EXCO'S ANNUAL MEETING OF SHAREHOLDERS
                            ROYAL OAKS COUNTRY CLUB
                             7915 GREENVILLE AVENUE
                              DALLAS, TEXAS 75231
                                 (214) 691-6091

                                     (MAP)

                                      PROXY

                              EXCO RESOURCES, INC.
                      6500 Greenville Ave., Suite 600, LB17
                               Dallas, Texas 75206

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Douglas H. Miller, J. Douglas Ramsey and Richard E. Miller as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of Common Stock, par value $.02 per share, of EXCO Resources, Inc. held of record by the undersigned on March 16, 2001 at the annual meeting of shareholders to be held on April 17, 2001 or any adjournment or postponement thereof.

     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.

    THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE PROPOSALS. PLEASE REVIEW CAREFULLY THE PROXY STATEMENT DELIVERED WITH THIS PROXY.

1. Proposal to elect DOUGLAS H. MILLER, T.W. EUBANK, J. DOUGLAS RAMSEY, JEFFREY D. BENJAMIN, EARL E. ELLIS, J. MICHAEL MUCKLEROY, BOONE PICKENS and STEPHEN F. SMITH as directors until the next Annual Meeting or until their successors have been duly qualified and elected.

         [ ] FOR all nominees listed above    [ ] WITHHOLD AUTHORITY
             (except as marked to the             to vote for all nominees
             contrary below)                      listed above


--------------------------------------------------------------------------------
(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE WRITE THAT NOMINEE'S NAME IN THE SPACE PROVIDED ABOVE)

2. Proposal to amend the EXCO Resources, Inc. 1998 Stock Option Plan increasing to 2,200,000 the number of shares authorized for grants of stock option awards.

            [ ] FOR               [ ] AGAINST               [ ] ABSTAIN

                            (Please See Reverse Side)

    The Proxies are authorized to vote, in their discretion, upon such other business as may properly come before the meeting.




                                      Dated:                               2001
                                            -----------------------------,


                                      -----------------------------------------
                                                      Signature

                                      -----------------------------------------
                                              Signature (if held jointly)

                                     Please sign exactly as name appears hereon.
                                     When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the President or other authorized officer. If a partnership, please sign in partnership name by an authorized person.